Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MGT CAPITAL INVESTMENTS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 2025, AT 4:46 O`CLOCK P.M.

Charuni Patibanda-Sanchez, Secretary of State

3285399 8100
SR# 20253808057

Authentication: 204600881
Date: 08-28-25

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:46 PM 08/27/2025
FILED 04:46 PM 08/27/2025
SR 20253808057 - File Number 3285399

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
MGT CAPITAL INVESTMENTS, INC.

The undersigned, for purposes of amending the Certificate of Incorporation (the "Certificate") of MGT Capital Investments, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

The name of the corporation is MGT Capital Investments, Inc. (the "Corporation"). The Certificate was filed with the Office of the Secretary of State of the State of Delaware on September 22, 2000.

The First sentence of **Article IV** of the Certificate is hereby amended to read, in its entirety, as follows:

"The total number of shares of capital stock which may be issued by the Company is 10,010,000,000, of which 10,000,000,000 shares shall be common stock of the par value of $0.001 per share (the "***Common Stock***") and 10,000,000 shares shall be preferred stock of the par value of $0.001 per share (the "***Preferred Stock***")."

Except as expressly amended herein, all provisions of the Certificate filed with the Office of the Secretary of State of the State of Delaware on September 22, 2000, shall remain in full force and effect.

The foregoing amendment was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Certificate of Incorporation, this 27th day of August 2025.

MGT Capital Investments, Inc.

By: /s/ Jonathan Pfohl
Name: Jonathan Pfohl
Title: Interim Chief Executive Officer & Chief Financial Officer